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                                   [FORM OF PROXY]

P                          NATIONAL WIRELESS HOLDINGS INC.

R                                     PROXY CARD

O PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 1997
X

Y
     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of National Wireless Holdings Inc. (the "Company") to be held on April 18, 1997 and the Proxy Statement in connection therewith, each dated March 18, 1997; (b) appoints Terrence S. Cassidy and Michael J. Specchio as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on March 17, 1997, at such Annual Meeting and at any adjournment(s) thereof; and
(d) revokes any proxies heretofore given.

X   Please mark your votes as in this example

1.  Amendment of Certificate of Incorporation
    (a) to provide for the election of directors to staggered terms and for certain related matters.
         / / FOR   / /   AGAINST  / / ABSTAIN

    (b) to provide for an election to be governed by Section 203 of the Delaware General Corporation Law.
         / / FOR   / /   AGAINST  / / ABSTAIN

    (c) to limit the liability and broaden the indemnity of directors and officers.
         / / FOR   / /   AGAINST  / / ABSTAIN

    (d) to provide standards for the Board of Directors in evaluating certain offers.
         / / FOR   / /   AGAINST  / / ABSTAIN

    (e) to require that stockholder actions may only be taken at an annual or special meeting of stockholders and may not be taken by written consent.
         / / FOR   / /   AGAINST  / / ABSTAIN

    (f) to require that certain sections of the Certificate of Incorporation may only be amended by the affirmative vote of at least 75% of the total number of the then outstanding shares of capital stock of the Company.
         / / FOR   / /   AGAINST  / / ABSTAIN

     PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                       SEE REVERSE
                                                       SIDE

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                           [REVERSE SIDE OF FORM OF PROXY]


2.  Amendment of By-Laws

     (a) to provide for the election of directors to staggered terms.

         / / FOR   / /   AGAINST  / / ABSTAIN

     (b) to provide for the removal of directors only for "cause".

         / / FOR   / /   AGAINST  / / ABSTAIN

3.  Election of Directors  / / FOR                / /  WITHHOLD AUTHORITY
                               all nominees            to vote for all
                               listed below            nominees listed below
                               (except as marked
                               to the contrary)


(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name in the list below. In the event the proposed amendments to the Company's Certificate of Incorporation and By-Laws authorizing a staggered Board of Directors are not approved, then each nominee shall serve for a term of one year.)

Class I Directors:   Class II Directors:    Class III Directors:

LOUIS B. LLOYD       MICHAEL J. SPECCHIO    TERRENCE S. CASSIDY
                     MICHAEL McMANUS, JR.   THOMAS R. DiBENEDETTO


4.  Ratification of Coopers & Lybrand, L.L.P. as the Company's independent auditors
         / / FOR   / /   AGAINST  / / ABSTAIN

THIS PROXY WILL BE VOTED as directed, or, if no contrary direction is indicated, will be voted FOR the amendments to the Certificate of Incorporation, FOR the amendments to the By-Laws, FOR the election of directors and FOR the ratification of Coopers & Lybrand, L.L.P. as independent auditors and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                   SIGNATURE(S)_________________________________


                                   SIGNATURE(S)_________________________________

                                   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                   DATE_________________________________________